UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 1, 2013

Northwest Pipeline LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-07414	20-2485124
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

295 Chipeta Way, Salt Lake City, Utah		84108
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	801-583-8800

Northwest Pipeline GP
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 1, 2013 (the "Conversion Date"), Northwest Pipeline GP converted from a Delaware general partnership to a Delaware limited liability company, thereafter called Northwest Pipeline LLC (the "Company"). Following the conversion, the sole member of the Company, Williams Partners Operating LLC ("Operating"), a Delaware limited liability company, executed a limited liability company operating agreement (the "Operating Agreement").

Pursuant to the Operating Agreement, the management of the Company will be vested in a management committee ("Committee") which consists of at least one member appointed by Operating. The following items require the affirmative vote of a majority of the members of the Committee:

(i) appointing and removing any officer;
(ii) changing the fiscal year of the Company or any accounting policy or procedure of the company, except as required by law;
(iii) sale, lease or other disposition of all or substantially all of the Company’s assets;
(iv) borrowing, lending, securing or guaranteeing the payment of funds or obligations of the Company;
(v) recapitalization, dissolution or merger of the Company other than where the Company survives the transaction in which case any officer may approve the transaction;
(vi) pledging, placing in trust, assigning or otherwise encumbering any existing property real or personal, owned or hereafter acquired by the Company as collateral or security for any borrowing or other obligation of the Company, except for pledges or deposits under workers’ compensation, unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of money), or leases, or to secure statutory obligations or surety or appeal bonds or to secure indemnity, performance or similar bonds used in the ordinary course of business; and
(vii) making loans or advances to any party, excluding advances for travel and relocation expenses.

Aside from the limitations listed above, the Committee may delegate its authority to officers of the Company.

The Operating Agreement also includes certain indemnification rights for Committee members and officers of the Company and provides for the related advancement of expenses to such persons under certain circumstances. The Committee may also grant rights of indemnification and advancement of expenses to employees and agents of the Company.

The description of the Operating Agreement in this Current Report on Form 8-K is a summary of the Operating Agreement and is qualified in its entirety by reference to the provisions of the Operating Agreement, a copy of which is filed as Exhibit 3.1 to this report.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the conversion of the Company to a limited liability company, the Amended and Restated Partnership Agreement of Northwest Pipeline GP (the "Partnership Agreement"), was terminated. See the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on January 30, 2008 for a description of the Partnership Agreement.

Item 8.01 Other Events.

On the Conversion Date, Northwest Pipeline GP filed a certificate of conversion and a certificate of formation with the Delaware Secretary of State’s Office and thereby converted from a general partnership to a Delaware limited liability company. The name of the limited liability company is Northwest Pipeline LLC. Pursuant to applicable Delaware law, all rights and liabilities of the former Northwest Pipeline GP remain vested in the Company

Item 9.01 Financial Statements and Exhibits.

(a) None
(b) None
(c) None
(d) Exhibits

Exhibit 2.1 Certificate of Conversion of Northwest Pipeline GP
Exhibit 2.2 Certificate of Formation of Northwest Pipeline LLC
Exhibit 3.1 Operating Agreement of Northwest Pipeline LLC, dated
July 2, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northwest Pipeline LLC

July 3, 2013	By:	/s/ William H. Gault

Name: William H. Gault
Title: Assistant Secretary

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Exhibit Index

Exhibit No.	Description

2.1	Certificate of Conversion of Northwest Pipeline GP
2.2	Certificate of Formation of Northwest Pipeline LLC
3.1	Operating Agreement of Northwest Pipeline LLC, dated July 2, 2013